  Exhibit 99.1

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. REPORTS FISCAL 2017 FIRST QUARTER RESULTS
Company to host conference call on September 29, 2016, at 11:00 a.m. ET

Financial and Operational Highlights

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During the FY 2017 first quarter, combined enrollment in continuing education/workforce development, graduate, and doctoral programs increased 48.5% from the FY 2016 first quarter. Enrollment by total headcount for the FY 2017 first quarter (summer 2017 term) decreased 16.1% from the prior-year period, to 6,832 students as of August 31, 2016.

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Balance sheet at August 31, 2016, included cash and cash equivalents and investments of $20.8 million; taxes receivable of $3.8 million, working capital of $19.1 million; no outstanding lending debt; and stockholders’ equity of 37.4 million, or approximately $1.55 per diluted share.

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FY 2017 first quarter total revenue was $21.1 million, compared to $24.6 million in the prior-year period. The Company’s academic segment’s revenue was $19.4 million in the FY 2017 first quarter, compared to $22.7 million in the prior-year period.

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FY 2017 first quarter net loss attributable to the Company was $2.0 million, compared to net loss attributable to the Company of $1.3 million in the prior-year period, primarily as a result of decreased revenue on lower enrollment and fixed educational services expenditures.

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The Board of Directors declared a cash dividend in the amount of $0.045 per share on all shares of the Company’s common stock outstanding and of record as of the close of business on September 30, 2016, which will be paid on or about October 7, 2016.
Rapid City, South Dakota, September 28, 2016 — National American University Holdings, Inc. (the “Company”) (NASDAQ: NAUH), which through its wholly owned subsidiary operates National American University (“NAU” or the “University”), a regionally accredited, proprietary, multi-campus institution of higher learning, today reported unaudited financial results for its fiscal 2017 first quarter ended August 31, 2016.

Ronald L. Shape, Ed.D., President and Chief Executive Officer of the Company, stated, “We continue to remain focused on our various strategic initiatives for long-term growth and remain confident that our University is well positioned in a challenging environment. We are very pleased with the enrollment growth in our continuing education and workforce development programs, the growth in our graduate program, and the growth in our doctoral program. However, the enrollment pressures in our undergraduate programs continued to be a factor for the summer term even though we have continued to adapt our operations appropriately while also placing greater emphasis on student engagement. We are leveraging our operational flexibility and balance sheet to take advantage of opportunities within our market. We continue to assist students impacted by schools that have closed or have announced that they are discontinuing enrollments. Over the past year, NAU has worked to accept transfers from other institutions where students have been unable to complete their education. We have worked closely with these individuals and new enrollees to highlight our academic programs and the commitment we have to our students’ success. We have grown our continuing education enrollment, and are also expanding outside of the United States through accepting enrollments from students at Canadian institutions with which NAU partners. We believe that the infrastructure we have built over the past year has begun to gain traction. Overall, we are excited about the initiatives we continue to work on in FY 2017 and believe these opportunities will serve to strengthen the long-term foundation upon which NAU was built nearly 75 years ago.”

Operating Review

Enrollment Update

Total NAU student enrollment for the summer 2017 term decreased 16.1% to 6,832 students from 8,139 during the prior summer term. Students enrolled in 57,800 credit hours compared to 70,621 credit hours during the prior summer term. The current average age of NAU’s students continues to be in the mid-30s, with those seeking undergraduate degrees remaining the highest portion of NAU’s student population.

The following is a summary of student enrollment at August 31, 2016, and August 31, 2015, by degree level and by instructional delivery method:

	August 31, 2016 (Summer ’17 Term)		August 31, 2015 (Summer ’16 Term)
	No. of Students	% of Total	No. of Students	% of Total
Continuing Ed	254	3.7%	116	1.4%
Doctoral	80	1.2%	77	0.9%
Graduate	312	4.6%	242	3.0%
Undergraduate & Diploma	6,186	90.5%	7,704	94.7%

Total	6,832	100.0%	8,139	100.0%

	August 31, 2016		August 31, 2015
	No. of Students	% of Total	No. of Students	% of Total
Online	4,580	67.0%	5,608	68.9%
On-Campus	1,260	18.4%	1.326	16.3%
Hybrid	992	14.5%	1,205	14.8%

Total	6,832	100.0%	8,139	100.0%

Financial Review

The Company, through its wholly owned subsidiary, operates in two business segments: the academic segment, which consists of NAU’s undergraduate, graduate, and doctoral education programs and contributes the primary portion of the Company’s revenue; and ownership in and development of multiple apartments and condominium complexes from which it derives sales and rental income. The real estate operations generated approximately 1.0% of the Company’s revenue for the quarter ended August 31, 2016.

Fiscal 2017 First Quarter Financial Results

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Total revenue for the FY 2017 first quarter was $21.1 million, compared to $24.6 million in the same period last year. The academic segment’s tuition revenue was $19.4 million, compared to $22.7 million in the prior-year period. The academic segment’s auxiliary (bookstore) revenue was $1.4 million for the FY 2017 first quarter, compared to $1.7 million in the prior year period. This decrease in academic segment revenue was primarily a result of a decrease in enrollment, which was driven by weaker market demand among NAU’s targeted student demographic, but was partially offset by a Board of Governors-approved tuition increase of approximately 2.5% that became effective in the fall term.

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For the FY 2017 first quarter, educational services expense was $6.5 million, or 31% of the academic segment’s total revenue, compared to $6.3 million, or 25.8%, for the FY 2016 first quarter. This percentage increase was a result of fixed costs, such as facility expenses, being compared to a decreasing revenue base and the additional expense to launch new programs and transfer programs from closing institutions.

Educational services expense specifically relates to the academic segment, and includes salaries and benefits of faculty and academic administrators, costs of educational supplies, facility costs, faculty reference and support material and related academic costs.

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During the FY 2017 first quarter, SG&A expenses decreased to $16.5 million, or 78.0% of total revenue, from $19.0 million, or 77.1%, in the prior-year period.

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Loss before income taxes and non-controlling interest for the FY 2017 first quarter was $3.0 million, compared to a loss before income taxes and non-controlling interest of $2.1 million in the same period last year, primarily as a result of decreased revenue on lower enrollment.

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Net loss attributable to the Company for the FY 2017 first quarter was $2.1 million, or $0.09 per diluted share based on 24.1 million shares outstanding, compared to net loss attributable to the Company of $1.3 million, or $0.05 per diluted share based on 25.2 million shares outstanding, in the prior-year period.

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Losses before interest, tax, and depreciation and amortization (“LBITDA”) for the FY 2017 first quarter were $1.5 million, compared to LBITDA of $0.5 million in the prior-year period. A table reconciling EBITDA/LBITDA to net income/loss can be found at the end of this release.

Balance Sheet Highlights

(in millions except for percentages)	8/31/2016	8/31/2015	% Change
Cash and Cash Equivalents/Investments $	$20.8	34.3	(39.3)%
Working Capital	19.1	33.3	(42.7)%
Total Long-term Debt	0	0	N/A
Stockholders’ Equity	37.4	50.1	(25.4)%

Quarterly Dividend

The Board of Directors declared a cash dividend in the amount of $0.045 per share on all shares of the Company’s common stock outstanding and of record as of the close of business on September 30, 2016, that will be paid on or about October 7, 2016.

Conference Call Information

Management will discuss these results in a conference call (with accompanying presentation) on Thursday, September 29, 2016, at 11:00 a.m. ET.

The dial-in numbers are:
(877) 407-9078 (U.S.)
(201) 493-6745 (International)

Accompanying Slide Presentation and Webcast
The Company will also have an accompanying slide presentation available in PDF format at the “Investor Relations” section of the NAU website at http://investors.national.edu. The presentation will be made available 30 minutes prior to the conference call. In addition, the call will be simultaneously webcast over the Internet via the “Investor Relations” section of the NAU website or by clicking on the conference call link: http://national.equisolvewebcast.com/q1-2017.

About National American University Holdings, Inc.

National American University Holdings, Inc., through its wholly owned subsidiary, operates National American University (“NAU”), a regionally accredited, proprietary, multi-campus institution of higher learning offering associate, bachelor’s, master’s, and doctoral degree programs in technical and professional disciplines. Accredited by the Higher Learning Commission, NAU has been providing technical and professional career education since 1941. NAU opened its first campus in Rapid City, South Dakota, and has since grown to multiple locations throughout the United States. In 1998, NAU began offering online courses. Today, NAU offers degree programs in traditional, online, and hybrid formats, which provide students increased flexibility to take courses at times and places convenient to their busy lifestyles.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company's business. Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current beliefs and expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenue, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the future financial performance of the Company; the ability to continue to receive Title IV funds; the growth of the market for the Company’s services; expansion plans and opportunities; consolidation in the market for the Company’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by those forward-looking statements. Other factors that could cause the Company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, which the Company filed on August 5, 2016, and in its other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this release.

Contact Information:
National American University Holdings, Inc.
Dr. Ronald Shape
605-721-5220
rshape@national.edu

Investor Relations Counsel
The Equity Group Inc.
Adam Prior
212-836-9606
aprior@equityny.com

Carolyne Y. Sohn
415-568-2255
csohn@equityny.com

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED AUGUST 31, 2016 AND 2015
(In thousands, except share and per share amounts)
	Three Months Ended
	August 31,
	2016	2015
REVENUE:
Academic revenue	$19,438	$22,658
Auxiliary revenue	1,394	1,716
Rental income — apartments	298	275

Total revenue	21,130	24,649

OPERATING EXPENSES:
Cost of educational services	6,468	6,296
Selling, general and administrative	16,482	19,003
Auxiliary expense	1,049	1,266
Loss on disposition of property	6	0

Total operating expenses	24,005	26,565

OPERATING LOSS	(2,875)	(1,916)

OTHER INCOME (EXPENSE):
Interest income	22	19
Interest expense	(214)	(219)
Other income — net	37	42

Total other expense	(155)	(158)

LOSS BEFORE INCOME TAXES	(3,030)	(2,074)

INCOME TAX BENEFIT	991	776

NET LOSS	(2,039)	(1,298)

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(17)	(11)

NET LOSS ATTRIBUTABLE TO NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
AND SUBSIDIARIES	(2,056)	(1,309)

OTHER COMPREHENSIVE INCOME (LOSS) — Unrealized gains (losses) on investments, net of tax	4	(1)
Income tax benefit related to items of other comprehensive loss

COMPREHENSIVE LOSS ATTRIBUTABLE TO NATIONAL AMERICAN UNIVERSITY
HOLDINGS, INC.	$(2,052)	$(1,310)

Basic net loss attributable to National American University Holdings, Inc.	$(0.09)	$(0.05)
Diluted net loss attributable to National American University Holdings, Inc.	$(0.09)	$(0.05)
Basic weighted average shares outstanding	24,114,294	25,190,039
Diluted weighted average shares outstanding	24,114,294	25,190,039

The accompanying notes are an integral part of these condensed consolidated financial statements.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
AS OF AUGUST 31, 2016 AND CONDENSED
CONSOLIDATED BALANCE SHEET AS OF MAY 31, 2016
(In thousands, except share and per share amounts)
	August 31,	May 31,
	2016	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,680	$21,713
Available for sale investments	6,117	4,117
Student receivables — net of allowance of $857 and $723 at August 31, 2016 and
May 31, 2016, respectively	3,886	3,011
Other receivables	86	375
Income taxes receivable	3,754	2,780
Prepaid and other current assets	1,602	2,078
Total current assets	30,125	34,074
Total property and equipment - net	31,124	31,273
OTHER ASSETS:
Condominium inventory	621	621
Land held for future development	229	312
Course development — net of accumulated amortization of $3,113 and $3,051 at
August 31, 2016 and May 31, 2016, respectively	958	817
Deferred income taxes	422	431
Other	903	998
Total other assets	3,133	3,179
TOTAL	$64,382	$68,526

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of capital lease payable	$296	$285
Accounts payable	2,773	2,913
Dividends payable	1,092	1,090
Income taxes payable	126	110
Deferred income	1,428	1,649
Accrued and other liabilities	5,335	5,861
Total current liabilities	11,050	11,908
OTHER LONG-TERM LIABILITIES	4,485	4,686
CAPITAL LEASE PAYABLE, NET OF CURRENT PORTION	11,490	11,567
COMMITMENTS AND CONTINGENCIES (Note 8)
STOCKHOLDERS' EQUITY:
Common stock, $0.0001 par value (50,000,000 authorized; 28,494,516 issued and
24,162,368 outstanding as of August 31, 2016; 28,472,129 issued and 24,140,972
outstanding as of May 31, 2016)	3	3
Additional paid-in capital	59,009	58,893
Retained earnings	869	4,012
Treasury stock, at cost (4,332,148 shares at August 31, 2016 and 4,331,157
shares at May 31, 2016)	(22,479)	(22,477)
Accumulated other comprehensive income (loss), net of taxes - unrealized gain (loss)
on available for sale securities	2	(2)
Total National American University Holdings, Inc. stockholders' equity	37,404	40,429
Non-controlling interest	(47)	(64)
Total stockholders' equity	37,357	40,365
TOTAL	$64,382	$68,526

The accompanying notes are an integral part of these condensed consolidated financial statements.

The following table provides a reconciliation of net income attributable to the Company to EBITDA/LBITDA:

	Three Months Ended
	August 31,
	2016	2015

Net (loss) attributable to the Company	$(2,056)	$(1,309)
(Loss) income attributable to non-controlling interest	17	11
Interest income	(22)	(19)
Interest expense	214	219
Income taxes	(991)	(776)
Depreciation and amortization	1,306	1,423
EBITDA	$(1,532)	$(451)

EBITDA consists of income attributable to the Company, less income from non-controlling interest, plus loss from non-controlling interest, minus interest income, plus interest expense (which is not related to any debt but to the accounting required for the capital lease), plus income taxes, plus depreciation and amortization. The Company uses EBITDA as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing its operating performance, investors should use EBITDA in addition to, and not as an alternative for, income as determined in accordance with GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to similarly titled measures of other companies and is therefore limited as a comparative measure. Furthermore, as an analytical tool, EBITDA has additional limitations, including that (a) it is not intended to be a measure of free cash flow, as it does not consider certain cash requirements such as tax payments; (b) it does not reflect changes in, or cash requirements for, its working capital needs; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements, or future requirements for capital expenditures or contractual commitments. To compensate for these limitations, the Company evaluates its profitability by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of cash flows from operations and through the use of other financial measures.

The Company believes EBITDA is useful to an investor in evaluating its operating performance because it is widely used to measure a company’s operating performance without regard to certain non-cash expenses (such as depreciation and amortization) and expenses that are not reflective of its core operating results over time. The Company believes EBITDA presents a meaningful measure of corporate performance exclusive of its capital structure, the method by which assets were acquired and non-cash charges, and provides us with additional useful information to measure its performance on a consistent basis, particularly with respect to changes in performance from period to period.